INDEMNIFICATION AGREEMENT

This Agreement is made as of the ___ day of ______, 20___, by and between Jack Henry & Associates, Inc., a Delaware corporation (the "Corporation"), and ________ (the "Indemnitee").

WHEREAS, Indemnitee is a member of the Board of Directors (a "Director") and/or an officer of the Corporation (an "Officer") and as such is performing a valuable service for the Corporation; and

WHEREAS, it is essential to the Corporation to retain and attract as Directors and Officers the most capable persons available; and

WHEREAS, the Corporation and Indemnitee recognize the increase in corporate litigation subjects Directors and Officers to expensive litigation risks; and

WHEREAS, it is now and has been the express policy of the Corporation, as reflected in Article Eleventh of the Certificate of Incorporation of the Corporation, to indemnify its Directors and Officers so as to provide them with the maximum protection permitted by law; and

WHEREAS, the Corporation and Indemnitee desire to enter into this Agreement to provide to Indemnitee additional rights to indemnification in consideration of Indemnitee's continued service to the Corporation as a Director and/or Officer.

NOW, THEREFORE, in consideration of Indemnitee's continued service as a Director or Officer after the date hereof the parties agree as follows:

1.    Definitions. As used in this Agreement:

a. The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature.

b. The term "Expenses" shall include, but is no limited to, expenses (including all attorneys' fees and experts' fees without limitation) of investigations, judicial or administrative proceedings or appeals, damages, judgments, fines, amounts paid in settlement by or on behalf of Indemnitee, and any expenses of establishing a right to Indemnification under this Agreement.

c. The term "Director" and "Officer" shall include Indemnitee's service at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise as well as Director or Officer of the Corporation.

d. For purposes of Sections 3 and 4, the phrase "final disposition of the Proceeding" shall mean a decision by a court, arbitrator(s), hearing officer, or other judicial agent having the requisite legal authority to make such a decision, which decision has become final and from which no appeal or other review proceeding is permissible.

2.    Indemnity of Director or Officer. Subject only to the limitations set forth in Section 3, the Corporation will pay on behalf of the Indemnitee all Expenses actually and reasonably incurred by Indemnitee in any Proceeding—including, without limitation, Proceedings brought by or in the right of the Corporation, Proceedings brought by third parties, and Proceedings in which the Indemnitee is solely a witness—if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or a participant in, the Proceeding by reason of the fact that Indemnitee is or was a Director and/or Officer or by reason of any action or inaction by Indemnitee as a Director and/or Officer.

3.    Limitations on Indemnity. The Corporation shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee:

a. if the payment of such Expenses is prohibited by applicable law, including if Indemnitee fails to meet the applicable standard of conduct required for indemnification under Section 145 of the Delaware General Corporation Law, as amended, or any similar successor statute;

b. in connection with the accounting or disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Corporation in violation of Section 16(b) of the Securities Exchange Act of 1934, or any similar successor statute;

c. for which and to the extent payment is actually and unqualifiedly made to the Indemnitee under an insurance policy of the Corporation, or otherwise;

d. in connection with any Proceeding initiated by Indemnitee (except in connection with Section 5 below), unless the Board of Directors of the Corporation authorized the Proceeding prior to its initiation;

e. in connection with Indemnitee's reimbursement to the Corporation of any bonus or other incentive-based or equity-based compensation under any bona fide clawback policy of the Corporation or as otherwise required under Federal securities law;

f. resulting from a claim in a Proceeding for which a final disposition has determined that Indemnitee's conduct was in bad faith, knowingly fraudulent, or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination); or

g. resulting from a claim in a Proceeding, following final disposition of the Proceeding, decided adversely to the Indemnitee based upon or attributable to the Indemnitee gaining in fact any personal profit or advantage to which Indemnitee was not legally entitled.

4.    Advance Payment of Costs. Expenses incurred by Indemnitee in defending a claim against Indemnitee in a Proceeding shall be paid by the Corporation as incurred and in advance of the final disposition of such Proceeding. Indemnitee hereby agrees and undertakes to repay such amounts advanced if, following final disposition of the Proceeding, it shall be ultimately determined, pursuant to this Agreement or otherwise, that Indemnitee is not entitled to such indemnification.

5.    Enforcement. If a claim under this Agreement is not paid by the Corporation, or on its behalf, within thirty days after a written claim has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall be entitled to be paid also the Expenses of prosecuting such claim.

6.    Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

7.    Selection of Counsel. In the event the Corporation shall be obligated under Section 2 hereof to pay the Expenses of any Proceeding against the Indemnitee, the Corporation, if appropriate, shall be entitled to assume the defense of such Proceeding, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, conditioned or delayed, upon the delivery to the Indemnitee of written notice of its election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Corporation, the Corporation will not be liable to the Indemnitee under this Agreement for any fees of counsel subsequently incurred by the Indemnitee with respect to the same Proceeding, provided that (i) the Indemnitee shall have the right to employ counsel in any such Proceeding at the Indemnitee's expense; and (ii) if (A) the employment of counsel by the Indemnitee has been previously authorized by the Corporation, (B) the Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and the Indemnitee in the conduct of any such defense or (C) the Corporation shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of the Indemnitee's counsel shall be at the expense of the Corporation.

8.    Notice. The Indemnitee, as a condition precedent to Indemnitee's right to be indemnified under this Agreement, shall give to the Corporation notice in writing as soon as practicable of any claim made against Indemnitee for which indemnity will or could be sought under this Agreement. Notice to the Corporation shall be given at its principal office and shall be directed to the Corporation's Secretary (or such other address as the Corporation shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Corporation such information and cooperation as it may reasonably require. Notwithstanding the foregoing, any failure of Indemnitee to provide such a notice to the Corporation, or to provide such a notice in a timely fashion, shall not relieve the

Corporation of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Corporation.

9.    Contribution. To the fullest extent permissible under applicable law, as to any matter for which indemnification is provided for in this Agreement, if such indemnification is unavailable to the Indemnitee for any reason whatsoever, the Corporation, in lieu of indemnifying Indemnitee, shall contribute to Expenses incurred by the Indemnitee with respect to such matter in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Corporation and the Indemnitee in connection with such matter, and (ii) the relative fault of the Corporation (and its Directors, Officers, employees and agents) and the Indemnitee in connection therewith.

10.    Insurance. To the extent that the Corporation maintains an insurance policy or policies providing liability insurance for Directors, Officers, employees or agents of the Corporation, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any Director or Officer under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Corporation has such insurance in effect, the Corporation shall give prompt notice of the commencement of such Proceeding to the insurer(s) in accordance with the procedure set forth in the respective policies. The Corporation shall thereafter take appropriate action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

11.    Mutual Acknowledgment. Both the Corporation and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Corporation from indemnifying its Directors and Officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a court in certain circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

12.    Saving Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Corporation shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

13.    Indemnification Hereunder Not Exclusive. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the Certificate of Incorporation or Bylaws of the Corporation or under Delaware law.

14.    Applicable Law. This Agreement shall be governed by and construed in accordance with Delaware law.

15.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

16.    Continuation of Indemnification. The indemnification under this Agreement shall continue as to Indemnitee even though Indemnitee may have ceased to be a Director and/or Officer and shall inure to the benefit of the heirs and personal representatives of Indemnitee. No amendment, alteration, or repeal of this Agreement or any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee prior to such amendment, alteration, or repeal.

17.    Coverage of Indemnification. The indemnification under this Agreement shall cover Indemnitee's service as a Director and/or Officer and all of Indemnitee's acts in such capacity, whether prior to or on or after the date of this Agreement. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Corporation for a portion of any Expenses, but not for the total amount thereof, the Corporation shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

18.    Modification and Waiver. No supplement, modification, termination, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof nor shall such waiver constitute a continuing waiver. This Agreement replaces and supersedes any prior agreement for indemnification entered into between the Corporation and the Indemnitee in connection with Indemnitee's service as a Director or Officer for the Corporation.

19.    Headings. The headings of the paragraphs in this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20.    Replacement of Prior Agreement. This Agreement replaces and supersedes any prior agreement for indemnification entered into between the Corporation and the Indemnitee in connection with Indemnitee's service as a Director or Officer for the Corporation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

INDEMNITEE	JACK HENRY & ASSOCIATES, INC.
By:
Name:
Title: